Exhibit 99.1

Syntel Reports Second Quarter 2018 Financial Results

Highlights:

•	Q2 revenue of $249.7M, up 10% from year-ago quarter, and 2% sequentially

•	Q2 EPS of $0.49 per diluted share as compared to $0.44 in the year-ago quarter and $0.55 in the first quarter 2018

•	Q2 2018 cash & short term investments of $127.8M

•	Global Headcount of 23,476 on June 30, 2018, versus 21,850 in the year-ago quarter

TROY, Mich. – DATE – Syntel, Inc. (Nasdaq:SYNT), a leading global provider of integrated information technology and knowledge process services, today announced financial results for the second quarter, ended June 30, 2018.

Second Quarter Financial Highlights

Syntel’s revenue for the second quarter increased 10.1 percent to $249.7 million from $226.8 million in the prior-year period, and 1.8 percent from $245.3 million in the first quarter of 2018. During the second quarter, Banking and Financial Services accounted for 43.3 percent of total revenue, with Retail, Logistics and Telecom at 18.6 percent, Healthcare and Life Sciences at 18.1 percent, Insurance at 15.2 percent, and Manufacturing at 4.8 percent.

The Company’s gross margin was 33.9 percent in the second quarter, compared to 36 percent in the prior-year period and 37.2 percent in the first quarter of 2018. Selling, General and Administrative (SG&A) expenses were 11.1 percent of revenue in the second quarter, compared to 12.6 percent in the prior-year period and 11 percent in the previous quarter.

The second quarter income from operations was 22.8 percent of revenue as compared to 23.4 percent in the prior-year period and 26.2 percent in the first quarter of 2018. Net income for the second quarter was $41.1 million or $0.49 per diluted share, compared to $36.7 million or $0.44 per diluted share in the prior-year period and $45.6 million or $0.55 per diluted share in the first quarter of 2018.

During Q2, Syntel spent $1.6 million in CAPEX and finished the quarter with cash and short-term investments of $127.8 million. Syntel ended the quarter with 23,476 employees globally.

Operational Highlights

“I am pleased with our Q2 results,” said Syntel CEO and President Rakesh Khanna. “Strong execution and our focus on building deep customer relationships drove growth across every industry segment.”

“We saw robust demand for Syntel’s next-generation digital solutions and automation-led services during Q2.” said Khanna. “Our long-standing collaboration with customers guides the investments we make in critical services and capabilities. Across our organization, there is a commitment to helping our clients transform, compete and thrive in the digital economy.”

Syntel Enters Definitive Agreement to be Acquired by Atos S.E.

On July 20, the Company entered into a definitive merger agreement with Atos S.E. under which Atos will acquire Syntel for $41 per share in cash. The merger agreement has been approved unanimously by the boards of directors of both companies; however, it is subject to regulatory approvals, approval by Syntel shareholders and other customary closing conditions. The transaction is expected to close by year-end 2018.

2018 Guidance

In light of the announced definitive merger agreement with Atos S.E., the Company will not be providing further updates to its financial guidance.

Syntel to Host Conference Call

Syntel will discuss its second quarter 2018 results today on a conference call at 8:00 a.m. (EDT). To listen to the call, please dial (877) 837-3915 in the US/Canada or (973) 638-3495 internationally. The call will also be broadcast live via the Internet at Syntel’s web site: investor.syntelinc.com. Please access the site at least 15 minutes prior to the call to register and download any necessary software. A replay of this call will be available starting on Friday, July 27 until August 3, 2018 by dialing (855) 859-2056 and entering “4163139.” International callers may dial (404) 537-3406 and enter the same passcode.

About Syntel

Syntel (Nasdaq:SYNT) is a leading global provider of integrated information technology and knowledge process services. Syntel helps global enterprises evolve the core by leveraging automation, scaled agile and cloud platforms to build efficient application development and management, testing and infrastructure solutions. Syntel’s digital services enable companies to engage customers, discover new insights through analytics, and create a more connected enterprise through the internet of things. Syntel’s “Customer for Life” philosophy builds collaborative partnerships and creates long-term client value by investing in IP, solutions and industry-focused delivery teams with deep domain knowledge.

To learn more, visit us at www.syntelinc.com.

Cautionary Statements Regarding Forward-Looking Statements

This communication includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations or beliefs and on currently available competitive, financial and economic data and are subject to uncertainty and changes in circumstances. Actual results may vary materially from those expressed or implied by the forward-looking statements herein due to changes in economic, business, competitive, technological and/or regulatory factors, and other risks and uncertainties affecting the operation of the business of Syntel, including many factors beyond our control. These risks and uncertainties include, but are not limited to, those associated with: the parties’ ability to meet expectations regarding the timing and completion of the merger; the occurrence of any event, change or other circumstance that would give rise to the termination of the merger agreement; the failure to satisfy each of the conditions to the consummation of the merger; the disruption of management’s attention from ongoing business operations due to the merger; the effect of the announcement of the merger on Syntel’s relationships with its customers as well as its operating results and business generally; the outcome of any legal proceedings related to the merger; employee retention as a result of the merger; our ability to maintain a competitive leadership position with respect to the services that we offer; the conduct of our business and operations internationally, including the complexity of compliance with international laws and regulations and risks related to adverse regulatory actions; our ability to deliver new services to the market on time and in a manner sufficient to meet demand; our ability to protect our computer systems and networks from fraud, cyber-attacks or security breaches; our assumptions, judgments and estimates regarding the impact on our business of political instability in markets where we conduct business; uncertainty in the global economic environment and financial markets; the status of our relationships with and condition of third parties, such as our key customers, upon whom we rely in the conduct of our business; our ability to effectively hedge our exposure to interest rate and foreign currency exchange rate fluctuations; and our dependence on our key employees. For a further list and description of the risks and uncertainties affecting the operations of our business, see our filings with the Securities and Exchange Commission, including our annual report on Form 10-K and our quarterly reports on Form 10-Q.

The forward-looking statements speak only as of the date such statements are made. Syntel is under no obligation to, and expressly disclaims any obligation to, update or alter its forward-looking statements, whether as a result of new information, future events, changes in assumptions or otherwise.

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed acquisition of Syntel by Atos. In connection with the proposed acquisition, Syntel intends to file relevant materials with the SEC, including Syntel’s proxy statement on Schedule 14A. STOCKHOLDERS OF SYNTEL ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING SYNTEL’S PROXY STATEMENT, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders will be able to obtain the documents free of charge at the SEC’s web site, http://www.sec.gov, and Syntel stockholders will receive information at an appropriate time on how to obtain transaction-related documents free of charge from Syntel. Such documents are not currently available.

Participants in Solicitation

Syntel and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the holders of Syntel common stock in respect of the proposed transaction. Information about the directors and executive officers of Syntel is set forth in the proxy statement for Syntel’s 2018 Annual Meeting of Stockholders, which was filed with the SEC on April 27, 2018 and Syntel’s Annual Report on Form 10-K for the year ended December 31, 2017, which was filed on February 26, 2018. Investors may obtain additional information regarding the interest of such participants by reading the proxy statement regarding the acquisition when it becomes available.

Contact:

Zaineb Bokhari, Syntel, zaineb_bokhari@syntelinc.com

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SYNTEL, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

(UNAUDITED)

(IN THOUSANDS, EXCEPT PER SHARE DATA)

	THREE MONTHS ENDED JUNE 30,		SIX MONTHS ENDED JUNE 30,
	2018	2017	2018	2017
Net revenues	$249,699	$226,811	$495,044	$452,680
Cost of revenues	165,058	145,053	319,149	288,213

Gross profit	84,641	81,758	175,895	164,467
Selling, general and administrative expenses	27,646	28,659	54,632	58,913

Income from operations	56,995	53,099	121,263	105,554
Other income (expense):
Interest Expense	(2,193)	(3,216)	(4,626)	(6,592)
Non-Service component of post retirement benefit cost	(288)	(338)	(590)	(662)
Other income	1,470	462	2,031	958

Other income (expense), net	(1,011)	(3,092)	(3,185)	(6,296)
Income before provision for income taxes	55,984	50,007	118,078	99,258
Income tax expense	14,836	13,355	31,291	24,226

Net income	$41,148	$36,652	$86,787	$75,032

Other Comprehensive Income
Foreign currency translation adjustments	$(12,614)	$937	$(15,071)	$7,112
Gains/(Losses) on derivatives:
Gains (losses) arising during period on cash flow hedges	975	(672)	3,885	291
Unrealized gains/(losses) on securities:
Unrealized holding gains arising during period	426	198	699	241
Reclassification adjustment for gains included in net income	(207)	(89)	(156)	(81)

	219	109	543	160
Defined benefit pension plans:
Prior service cost arising during period			(457)
Net profit arising during period	—	—	18	6
Amortization of prior service cost included in net periodic pension cost	(1)	24	7	32

	(1)	24	(432)	38
Other comprehensive Income (Loss), before tax	(11,421)	398	(11,075)	7,601
Income tax benefit (expenses) related to Other comprehensive income (loss)	(329)	224	(1,028)	(179)

Other comprehensive Income/(loss), net of tax	(11,750)	622	(12,103)	7,422

Comprehensive Income	$29,398	$37,274	$74,684	$82,454

EARNINGS PER SHARE:
Basic	$0.49	$0.44	$1.04	$0.90
Diluted	$0.49	$0.44	$1.04	$0.89
Weighted average common shares outstanding:
Basic	83,130	83,818	83,130	83,807

Diluted	83,475	83,853	83,426	83,844

SYNTEL, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

(IN THOUSANDS)

	(Unaudited) June 30,	(Audited) December 31,
	2018	2017
ASSETS
Current assets:
Cash and cash equivalents	$77,971	$95,994
Short term investments	49,797	26,501
Accounts receivable, net of allowance for doubtful accounts of $49 at June 30, 2018 and $ Nil at December 31, 2017.	118,007	115,052
Revenue earned in excess of billings	35,955	24,995
Other current assets	21,353	29,484

Total current assets	303,083	292,026
Property and equipment	227,226	240,948
Less accumulated depreciation and amortization	130,253	134,650

Property and equipment, net	96,973	106,298
Goodwill	906	906
Non current Term Deposits with Banks	380	396
Deferred income taxes and other non current assets	86,252	84,090

TOTAL ASSETS	$487,594	$483,716

LIABILITIES AND SHAREHOLDERS’ EQUITY/(DEFICIT)
LIABILITIES
Current liabilities:
Accrued payroll and related costs	$48,683	$51,497
Income taxes payable	34,638	21,100
Accounts payable and other current liabilities	39,762	34,762
Deferred revenue	3,542	3,240
Loans and borrowings	27,974	24,268

Total current liabilities	154,599	134,867
Deferred income taxes and other non current liabilities	28,642	27,325
Non Current loans and borrowings	239,548	334,446

TOTAL LIABILITIES	422,789	496,638
SHAREHOLDERS’ EQUITY
Total shareholders’ equity/(deficit)	64,805	(12,922)

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY/(DEFICIT)	$487,594	$483,716